Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Announces Completion of Merger with National Bancshares Corporation

CANFIELD, OHIO, June 19, 2015 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced that on June 19, 2015, it completed the merger of National Bancshares Corporation (“National Bancshares”) (OTCQX: NBOH), the holding company for First National Bank of Orrville (“First National Bank”),with and into Farmers (the “Merger”). As a result of the Merger, shares of National Bancshares are no longer traded on the OTCQX marketplace.

Immediately following the Merger, First National Bank was merged with and into Farmers National Bank. Farmers, headquartered in Canfield, Ohio, now has approximately $1.6 billion in banking assets, $1 billion in trust assets and operates 33 branches in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio.

“I am very pleased we were able to accomplish our goal of closing this deal by the end of the second quarter,” says Kevin J. Helmick, President & CEO of Farmers. “We committed to our investors and shareholders that we would do so and I am excited that we were able to deliver on our promise.”

Mark Witmer, CEO of First National Bank has become a Senior Executive Vice President, Chief Community Banking Officer of Farmers. Mr. Witmer added, “We found an excellent partner for growth in Farmers. Our employees, customers and shareholders will benefit from the creation of the new combined company. I am especially pleased that this merger introduces a robust wealth management platform to our loyal customers in Wayne, Medina and Stark counties.”

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with approximately $1.6 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 33 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding our business strategies and their intended results and future performance.

Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the Company’s failure to integrate National Bancshares and First National Bank in accordance with expectations; deviations from performance expectations related to National Bancshares and First National Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.